News Release

QEP Resources, Inc.

1050 17th Street, Suite 500

 Denver, CO  80265

Exhibit 99.1

July 27, 2010

NYSE:  QEP

Contact:  Scott Gutberlet

Phone:  303-672-6988

QEP RESOURCES REPORTS SECOND QUARTER EBITDA OF $276.0 MILLION

AND PRODUCTION OF 53.7 BCFE

Second quarter 2010 production up 24%; company raises 2010 production guidance

DENVER — (PR NEWSWIRE), July 27, 2010 - QEP Resources (NYSE:QEP) reported second quarter 2010 production of 53.7 Bcfe compared to 43.4 Bcfe for the 2009 period, a 24% increase.  QEP second quarter 2010 continuing EBITDA (a non-GAAP measure) was $276.0 million, compared to $272.2 million a year earlier, a 1% increase in spite of a 28% decrease in net realized natural gas prices.  Net income from continuing operations increased 53% in the 2nd quarter of 2010 to $68.8 million or $0.39 per diluted share, compared to $44.9 million or $0.26 per diluted share for the second quarter of 2009.  Excluding changes in unrealized gains and losses on natural gas basis-only swaps, gains and losses on non-core asset sales and, certain separation costs related to the spin-off of QEP Resources from Questar Corporation, QEP Resources net income from continuing operations was $58.7 million or $0.33 per diluted share for the current quarter compared to $62.6 million or $0.36 per diluted share in the prior-year period.

QEP Resources (formerly Questar Market Resources) completed its tax-free spin-off from Questar on June 30, 2010.  In conjunction with the spin-off, QEP Resources distributed the common stock of its wholly-owned subsidiary, Wexpro Company, to Questar.  Accordingly, Wexpro’s financial results have been presented as discontinued operations in this release.  QEP Resources’ principal subsidiaries are QEP Energy Company (formerly Questar Exploration and Production), QEP Field Services Company (formerly Questar Gas Management) and QEP Marketing Company (formerly Questar Energy Trading).

CONTINUING EBITDA BY SUBSIDIARY

(in millions)

	3 Months Ended June 30,			6 Months Ended June 30,
	2010	2009	Change	2010	2009	Change
QEP Energy	$222.4	$234.9	(5%)	$437.8	$477.0	(8%)
QEP Field Services	52.1	35.7	46	102.6	66.9	53
QEP Marketing and other	1.5	1.6	(6)	4.1	10.3	(60)
TOTAL(a)	$276.0	$272.2	1%	$544.5	$554.2	(2%)

(a) See computation in attached schedule

NET INCOME BY SUBSIDIARY

(in millions, except earnings per share)

	3 Months Ended June 30,			6 Months Ended June 30,
	2010	2009	Change	2010	2009	Change
QEP Energy	$52.6	$29.6	78%	$106.4	$14.7	624%
QEP Field Services(a)	24.3	14.5	68	47.5	25.9	83
QEP Marketing and other	0.5	0.8	(38)	1.6	6.2	(74)
Separation costs	(8.6)	-		(8.6)	-
Income from continuing operations(a)	$68.8	$44.9	53%	$146.9	$46.8	214%

Discontinued operations	22.0	19.8	11	43.2	38.6	12
NET INCOME(a)	$90.8	$64.7	40%	$190.1	$85.4	123%
Earnings per diluted share
From continuing operations	$0.39	$0.26		$0.83	$0.27
Total earnings	$0.51	$0.37		$1.07	$0.49
Weighted average diluted shares	177.6	176.1		177.4	176.0

(a)

Net income represents amounts attributable to QEP Resources after deducting non-controlling interest.

“The QEP Resources team continued to execute well in the second quarter,” said Chuck Stanley, President and CEO.  “QEP Energy delivered 24% year-over-year production growth, driven by strong results from ongoing Haynesville Shale and Pinedale Anticline development activities, combined with significant contributions from new wells in our Woodford Shale, Granite Wash and Bakken plays.  We are well-positioned to deliver at least 15% year-over-year production growth in 2010.  QEP Field Services also had a good quarter.  Field Services gathering and processing businesses benefitted from growing production at QEP Energy and our third-party customers, and from strong frac-spread margins,” Stanley added.

Second Quarter 2010 Highlights

•

QEP Energy grew natural gas, oil and NGL production 24% to 53.7 billion cubic feet of natural gas equivalent (Bcfe) compared to 43.4 Bcfe for the 2009 quarter.  Natural gas comprised 89% of reported production volumes.  Second quarter 2010 production was up 4% from first-quarter 2010 volumes.

•

QEP Energy second quarter 2010 EBITDA decreased 5% compared to 2009, driven by a 28% decrease in net realized natural gas prices, mostly offset by a 24% increase in production and higher realized oil and natural gas liquids (NGL) prices.  Net natural gas revenues (including the settlement of all natural gas-related derivative contracts) represented 81% of QEP Energy net realized production revenues in the second quarter of 2010.  Net realized natural gas prices at QEP Energy averaged $4.87 per thousand cubic feet (Mcf), down 28% compared to second quarter 2009.  While field-level natural gas prices were higher in the second quarter of 2010, net proceeds from settlement of natural gas-related derivatives were significantly lower than in the 2009 quarter.  Field-level natural gas prices in the second quarter of 2010 were $3.40 per Mcf compared to $2.43 per Mcf in 2009, a 40% increase.  Natural gas-related derivative settlements increased net revenues $70.1 million in the second quarter of 2010 compared to $166.7 million in the 2009 quarter.

•

Net realized crude oil and NGL prices averaged $55.87 per barrel, up 26% from the year-ago quarter.  Field-level prices increased 35% to $57.75 per barrel.  Oil hedge settlements reduced revenues $1.8 million compared to a $1.3 million increase in revenues in the second quarter of 2009.

•

Changes in unrealized gains and losses on natural gas basis-only swaps increased net income $17.2 million in the 2010 quarter compared to a loss of $17.5 million in the year-earlier period.

•

Production volume-weighted per-unit depreciation, depletion and amortization (DD&A) expense at QEP Energy decreased to $2.59 per Mcfe, compared to $3.07 per Mcfe in second quarter 2009.  The 2009 quarterly rate was impacted by negative price related reserve adjustments.  The 2010 quarterly rate was positively impacted by reserve additions and higher production volumes.  The current quarter rate decreased $0.03 compared to the first-quarter 2010.

•

QEP Field Services EBITDA increased 46% to $52.1 million in the second quarter of 2010 compared to $35.7 million a year ago, driven by increased gathering and processing margins.  Net income increased to $24.3 million in the second quarter of 2010 compared to $14.5 million in the 2009 quarter, a 68% increase.  Gathering margin increased 29% to $37.6 million and processing margin increased 59% to $22.2 million.

QEP Resources provides 2010 EBITDA guidance; QEP Energy 2010 production guidance

QEP Resources expects that 2010 continuing EBITDA could range from $1.025 to $1.075 billion while QEP Energy 2010 EBITDA could range from $850 to $900 million based on QEP Energy 2010 production guidance of 218 to 222 Bcfe.

The company’s guidance assumes hedges in place on the date of this release.  Other assumptions are summarized in the table below:

Guidance and Assumptions	2010

QEP Resources continuing EBITDA (billions)	$1.025-$1.075
QEP Energy EBITDA (millions)	$850-$900
QEP Energy capital spending (billions)	$1.04
QEP Energy production – Bcfe	218-222
NYMEX gas price per MMBtu(a)	$4.00-$5.00
NYMEX crude oil price per bbl(a)	$70.00-$80.00
NYMEX/Rockies basis differential per MMBtu(a)	$0.75-$0.50
NYMEX/Midcontinent basis differential per MMBtu(a)	$0.50-$0.30

                       (a) For remainder of 2010 unhedged volumes

QEP Energy has hedged about 69% of forecast natural gas and oil-equivalent production for the remainder of 2010 with fixed-price swaps and 5% with collars.  (See table at the end of this release).

QEP Energy Second Quarter Production Up 24%; EBITDA Down on Lower Realized Prices

QEP Energy – a QEP Resources subsidiary that acquires, explores for, develops and produces natural gas and oil – reported production of 53.7 Bcfe in the second quarter of 2010 compared to 43.4 Bcfe in the 2009 quarter, a 24% increase.  The Midcontinent region contributed 51% of QEP Energy production for the second quarter of 2010 compared to 46% in the 2009 quarter.  Second quarter QEP Energy 2010 EBITDA was $222.4 million compared to $234.9 million in the 2009 quarter.  The reduction in current-year EBITDA was primarily the result of a 28% decrease in net realized natural gas prices.  The impact of lower net realized gas prices was mostly offset by a 24% increase in natural gas-equivalent production and higher realized oil and NGL prices.

QEP Energy – Production by Region (Bcfe)

	3 Months Ended			6 Months Ended
	June 30,			June 30,
	2010	2009	Change	2010	2009	Change

Midcontinent	27.5	19.8	39%	53.7	40.8	32%
Pinedale Anticline	16.5	14.1	17	32.0	28.7	11
Uinta Basin	5.4	6.0	(10)	10.6	12.3	(14)
Rockies Legacy	4.3	3.5	23	8.9	8.5	5
Total QEP Energy	53.7	43.4	24%	105.2	90.3	17%

QEP Energy – Realized Prices

	3 Months Ended			6 Months Ended
	June 30,			June 30,
	2010	2009	Change	2010	2009	Change
Average field-level natural gas price ($ per Mcf)	$3.40	$2.43	40%	$4.06	$2.90	40%
Natural gas hedging impact ($ per Mcf)	2.04	4.46		1.52	3.90
Average revenue ($ per Mcf) (a)	5.44	6.89		5.58	6.80
Realized losses on basis-only swaps ($ per Mcf) (b)	(0.57)	(0.12)		(0.66)	(0.10)
Net realized natural gas price ($ per Mcf)	$4.87	$6.77	(28%)	$4.92	$6.70	(27%)

Average field-level oil and NGL price ($ per bbl)	$57.75	$42.89	35%	$60.75	$35.70	70%
Oil and NGL hedging impact ($ per bbl)	(1.88)	1.55		(2.06)	3.35
Net realized oil and NGL price ($ per bbl) (a)	$55.87	$44.44	26%	$58.69	$39.05	50%
(b) Reported in revenues in the consolidated income statement. (b) Reported below operating income in the consolidated income statement.

QEP Energy – Production Costs (per Mcfe)

	3 Months Ended			6 Months Ended
	June 30,			June 30,

	2010	2009	Change	2010	2009	Change
Depreciation, depletion and amortization	$2.59	$3.07	(16%)	$2.61	$2.73	(4%)
Lease operating expense	0.54	0.74	(27)	0.55	0.74	(26)
General and administrative expense	0.35	0.40	(13)	0.36	0.37	(3)
Allocated interest expense	0.35	0.33	6	0.36	0.32	13
Production taxes	0.34	0.32	6	0.38	0.32	19
Production costs	$4.17	$4.86	(14%)	$4.26	$4.48	(5%)

•

QEP Energy average total costs per unit of gas-equivalent production decreased 14% compared to the second quarter of 2009, due primarily to reduced depreciation, depletion and amortization expense and reduced lease operating expense.

•

Production volume-weighted average depreciation, depletion and amortization per Mcfe (the DD&A rate) decreased compared to the second quarter of 2009.  The 2009 quarterly rate was unusually high as the result of negative price related reserve adjustments.

•

QEP Energy cash cost of production – lease operating expense plus general and administrative expense, allocated interest, and production taxes was $1.58 per Mcfe, compared to $1.79 per Mcfe in the second quarter of 2009.

•

Lease operating expense per Mcfe in the current periods decreased as the result of increased production combined with lower operating expense.  Growing production from new high-rate, low-operating cost wells in NW Louisiana and declining production from higher cost areas is lowering average lease operating expense.

•

Production taxes per Mcfe increased in the current periods as the result of higher field-level prices.

QEP Field Services EBITDA and Net Income up in Second Quarter 2010

QEP Field Services (Field Services) – a QEP subsidiary that provides gas gathering and processing services – reported EBITDA of $52.1 million in the second quarter of 2010 compared to $35.7 million in the year-ago period, a 46% increase.  Net income was $24.3 million in the second quarter of 2010 compared to $14.5 million in the 2009 quarter, a 68% increase.  The increases were primarily due to increased gathering and processing margins.

•

Gathering margin increased 29%, or $8.5 million, in the second quarter of 2010, driven primarily by a 10% increase in total throughput volume to 1.25 million MMBtu per day.

•

Processing margin increased 59%, or $8.2 million, driven by 66% higher keep-whole processing margins as the result of 46% higher average NGL prices and a 36% increase in fee-based gas-processing volume.

•

Approximately 77% of Field Services’ second quarter 2010 net operating revenue was derived from fee-based contracts, compared to 82% in the 2009 quarter.  The reduced percentage of fee-based revenues in the 2010 quarter reflects a significant improvement in keep-whole processing margins compared to the year-earlier period.

Second Quarter 2010 Earnings Teleconference

QEP Resources management will discuss second quarter 2010 results and the outlook for the remainder of the year in a conference call with investors Wednesday, July 28, beginning at 11:00 a.m. EDT.  The call can be accessed at www.qepres.com.

About QEP Resources

QEP Resources (NYSE:QEP) is a leading independent natural gas and oil exploration and production company with operations focused in the Rocky Mountain and Midcontinent regions of the United States.  QEP Resources also gathers, compresses, treats, processes and stores natural gas.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended.  Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks.  Factors that could cause actual results to differ from those anticipated are discussed in the company’s periodic filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2009.  QEP Resources undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on the Web site to reflect future events or circumstances.  All such statements are expressly qualified by this cautionary statement.

For more information, visit QEP Resources’ Internet site at: www.qepres.com.

Hedge Positions – July 27, 2010

Time Periods	Rocky Mountain	Midcontinent	Total	Rocky Mountain	Midcontinent	Total
				Estimated
	Gas (Bcf) fixed-price swaps			Average price per Mcf, net to the well
2010
Second half	46.1	30.3	76.4	$3.61	$7.76	$5.26

2011
First half	38.6	12.0	50.6	$4.43	$6.44	$4.91
Second half	39.3	12.2	51.5	4.43	6.44	4.91
12 months	77.9	24.2	102.1	4.43	6.44	4.91

2012
First half	20.2		20.2	$5.91		$5.91
Second half	20.4		20.4	5.91		5.91
12 months	40.6		40.6	5.91		5.91

2013
First half	23.4		23.4	$5.98		$5.98
Second half	23.8		23.8	5.98		5.98
12 months	47.2		47.2	5.98		5.98

				Estimated
	Gas (Bcf) collars			Average price per Mcf, net to the well
				Floor - Ceiling	Floor - Ceiling	Floor - Ceiling
2010
Second half		3.4	3.4		$4.65-$6.51	$4.65-$6.51

2011
First half	6.7	7.0	13.7	$3.39-$5.78	$5.82-$7.49	$4.63-$6.66
Second half	6.8	7.2	14.0	3.39 - 5.78	5.82 - 7.49	4.63 - 6.66
12 months	13.5	14.2	27.7	3.39 - 5.78	5.82 - 7.49	4.63 - 6.66
				Estimated
	Oil (Mbbl) fixed-price swaps			Average price per Bbl, net to the well
2010
Second half	423	37	460	$60.18	$66.15	$60.66
				Estimated
	Oil (Mbbl) collars			Average price per Bbl, net to the well
				Floor - Ceiling	Floor - Ceiling	Floor - Ceiling
2010
Second half	249	119	368	$45.00-$93.78	$53.00-$100.92	$47.60-$96.10

2011
First half	425	118	543	$51.38-$99.98	$53.00-$109.75	$51.73-$102.10
Second half	433	119	552	51.38 - 99.98	53.00 - 109.75	51.73 - 102.10
12 months	858	237	1,095	51.38 - 99.98	53.00 - 109.75	51.73 - 102.10

QEP RESOURCES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	3 Months Ended June 30,		6 Months Ended June 30,
	2010	2009	2010	2009
	(in millions, except per share amounts)
REVENUES
Natural gas sales	$260.6	$264.5	$525.2	$542.9
Oil and NGL sales	53.7	37.3	107.7	68.4
Gathering, processing and other	80.4	60.5	162.3	116.5
Marketing sales	134.9	80.4	314.6	197.0
Total Revenues	529.6	442.7	1,109.8	924.8

OPERATING EXPENSES
Marketing purchases	133.9	79.2	311.8	187.3
Lease operating expense	28.6	31.8	56.9	65.7
Gathering, processing and other	19.6	16.5	43.1	36.4
General and administrative	25.7	24.1	50.9	43.1
Separation costs	14.0		14.0
Production and property taxes	19.0	14.8	41.9	31.2
Depreciation, depletion and amortization	151.6	144.6	299.0	269.3
Exploration	2.7	8.9	6.3	12.0
Abandonment and impairment	9.3	3.8	16.9	7.5
Total Operating Expenses	404.4	323.7	840.8	652.5
Net gain (loss) from asset sales	2.4	(0.4)	1.5	1.4
OPERATING INCOME	127.6	118.6	270.5	273.7
Interest and other income	2.0	1.0	2.8	3.1
Income from unconsolidated affiliates	0.6	0.5	1.4	1.1
Unrealized and realized (loss) on basis-only swaps		(32.4)		(170.7)
Interest expense	(20.3)	(15.8)	(40.2)	(32.0)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	109.9	71.9	234.5	75.2
Income taxes	(40.4)	(26.4)	(86.3)	(27.3)
INCOME FROM CONTINUING OPERATIONS	69.5	45.5	148.2	47.9
Discontinued operations, net of income tax	22.0	19.8	43.2	38.6
NET INCOME	91.5	65.3	191.4	86.5
Net income attributable to noncontrolling interest	(0.7)	(0.6)	(1.3)	(1.1)
NET INCOME ATTRIBUTABLE TO QEP	$90.8	$64.7	$190.1	$85.4

EARNINGS PER COMMON SHARE - ATTRIBUTABLE TO QEP
Basic from continuing operations	$0.39	$0.26	$0.84	$0.27
Basic from discontinued operations	$0.13	$0.11	$0.25	$0.22
Basic total	$0.52	$0.37	$1.09	$0.49
Diluted from continuing operations	$0.39	$0.26	$0.83	$0.27
Diluted from discontinued operations	$0.12	$0.11	$0.24	$0.22
Diluted total	$0.51	$0.37	$1.07	$0.49
Weighted-Average Common Shares Outstanding
Basic	175.1	174.1	175.0	173.9
Diluted	177.6	176.1	177.4	176.0

QEP RESOURCES, INC.
OPERATIONS BY LINE OF BUSINESS
(Unaudited)

	3 Months Ended June 30,		6 Months Ended June 30,
	2010	2009	2010	2009
	(in millions)
Revenues from Unaffiliated Customers
QEP Energy	$315.8	$302.9	$635.5	$613.7
QEP Field Services	78.5	59.0	158.8	113.5
QEP Marketing and other	135.3	80.8	315.5	197.6
Total	$529.6	$442.7	$1,109.8	$924.8

Revenues from Affiliated Companies
QEP Field Services	0.6	0.4	1.2	0.9
QEP Marketing and other	112.4	73.4	255.7	164.3
Total	$113.0	$73.8	$256.9	$165.2

Operating Income
QEP Energy	$101.0	$93.3	$204.8	$220.5
QEP Field Services	39.5	24.2	76.6	43.8
QEP Marketing and other	1.1	1.1	3.1	9.4
Certain Transaction Spin-off Costs	(14.0)		(14.0)
Total	$127.6	$118.6	$270.5	$273.7

Net Income (Loss) from Continuing Operations Attributable to QEP Resources
QEP Energy	$52.6	$29.6	$106.4	$14.7
QEP Field Services	24.3	14.5	47.5	25.9
QEP Marketing and other	0.5	0.8	1.6	6.2
Certain Transaction Spin-off Costs	(8.6)		(8.6)
Total	$68.8	$44.9	$146.9	$46.8

QEP RESOURCES, INC.
SELECTED OPERATING STATISTICS
(Unaudited)
	3 Months Ended June 30,		6 Months Ended June 30,
	2010	2009	2010	2009

QEP Energy production volumes
Natural gas (Bcf)	47.9	38.4	94.2	79.8
Oil and natural gas liquids (MMbbl)	0.9	0.9	1.8	1.8
Total production (Bcfe)	53.7	43.4	105.2	90.3
Average daily production (MMcfe)	590.0	477.0	581.2	499.0
QEP Energy average realized price,
net to the well (including hedges)
Natural gas (per Mcf)	$5.44	$6.89	$5.58	$6.80
Oil and NGL (per bbl)	$55.87	$44.44	$58.69	$39.05

QEP Field Services natural gas processing volumes
NGL sales (MMgal)	26.7	24.8	51.5	46.2
NGL sales price (per gal)	$0.89	$0.61	$0.96	$0.54
Fee-based processing (millions of MMBtu)
For unaffiliated customers (recast)	30.4	19.1	58.5	45.9
For affiliated customers (recast)	26.7	23.0	52.3	48.7
Total fee-based processing volumes	57.1	42.1	110.8	94.6
Fee-based processing (per MMBtu)	$0.16	$0.16	$0.16	$0.16
QEP Field Services natural gas gathering volumes (millions of MMBtu)
For unaffiliated customers (recast)	65.2	78.3	135.7	160.0
For affiliated customers (recast)	49.0	25.8	92.2	54.1
Total gathering	114.2	104.1	227.9	214.1
Gathering revenue (per MMBtu)	$0.34	$0.30	$0.33	$0.29

QEP Marketing gas and oil marketing volumes (MMdthe)	53.8	50.5	109.9	103.9

QEP RESOURCES, INC.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2010	2009
	(Unaudited)
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents		$19.3
Accounts receivable, net	$253.9	272.7
Fair value of derivative contracts	240.0	128.2
Inventories	83.5	91.8
Prepaid expenses and other	26.2	29.2
Deferred income taxes		21.2
Current assets of discontinued operations		42.8
Total Current Assets	603.6	605.2
Property, Plant and Equipment	7,857.2	7,191.0
Accumulated depreciation, depletion and amortization	(2,380.6)	(2,099.7)
Net property, plant and equipment of discontinued operations		593.9
Net Property, Plant and Equipment	5,476.6	5,685.2
Investment in unconsolidated affiliates	44.2	43.9
Goodwill	60.0	60.1
Fair value of derivative contracts	152.9	61.2
Other noncurrent assets, net	19.1	10.0
Noncurrent assets of discontinued operations		15.8
Total Assets	$6,356.4	$6,481.4

LIABILITIES AND EQUITY
Current Liabilities
Checks outstanding in excess of cash balances	$14.6
Accounts payable and accrued expenses	388.1	$434.5
Fair value of derivative contracts	129.5	149.7
Deferred income taxes	26.6
Current portion of long-term debt	150.0
Current liabilities of discontinued operations		91.4
Total Current Liabilities	708.8	675.6
Long-term debt, less current portion	1,096.8	1,348.7
Deferred income taxes	1,318.0	1,175.8
Fair value of derivative contracts	68.1	140.6
Other long-term liabilities	218.7	159.1
Noncurrent liabilities of discontinued operations		172.9
Common Shareholders' Equity	2,892.2	2,753.8
Non-controlling interest	53.8	54.9
Total Equity	2,946.0	2,808.7
Total Liabilities and Equity	$6,356.4	$6,481.4

QEP RESOURCES, INC.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

		6 Months Ended June 30,
	2010	2009
		(in millions)
OPERATING ACTIVITIES
Net income	$191.4	$86.5
Discontinued operations, net of income tax	(43.2)	(38.6)
Adjustments to reconcile net income to net cash
provided from operating activities:
Depreciation, depletion and amortization	299.6	269.8
Deferred income taxes	117.2	23.5
Abandonment and impairment	16.9	7.5
Share-based compensation	7.1	7.4
Dry exploratory well expense		3.7
Net (gain) from asset sales	(1.4)	(1.4)
(Income) from unconsolidated affiliates	(1.4)	(1.1)
Distributions from unconsolidated affiliates and other	1.2	0.3
Unrealized (gain) loss on basis-only swaps	(62.1)	162.7
Changes in operating assets and liabilities	(57.2)	45.3
NET CASH PROVIDED FROM OPERATING ACTIVITIES	468.1	565.6

INVESTING ACTIVITIES
Capital expenditures	(656.1)	(564.8)
Cash used in disposition of assets
Proceeds from disposition of assets	4.7	6.3
Change in notes receivable	52.9	2.9
NET CASH USED IN INVESTING ACTIVITIES	(598.5)	(555.6)

FINANCING ACTIVITIES
Checks outstanding in excess of cash balances	14.6	7.7
Long-term debt issued, net of issuance costs	(9.8)	49.9
Long-term debt repaid	(102.0)
Change in notes payable	(39.3)	(89.4)
Equity contribution	250.0
Distribution to noncontrolling interest	(2.4)	(3.3)
Other
NET CASH PROVIDED FROM (USED IN) FINANCING ACTIVITIES	111.1	(35.1)

Change in cash and cash equivalents	(19.3)	(25.1)
Cash provided by operating activities of discontinued operations	68.6	88.5
Cash used in investing activities of discontinued operations	(39.9)	(58.3)
Cash provided by financing activities of discontinued operations	(26.9)	(25.4)
Effect of change in cash and cash equivalents of discontinued operations	(1.8)	(4.8)
Change in cash and cash equivalents	(19.3)	(25.1)
Beginning cash and cash equivalents	19.3	25.1
Ending Cash and Cash Equivalents	$ -	$ -

QEP RESOURCES, INC.
NOTE 1 NON-GAAP MEASURES
(Unaudited)

    This release contains reference to a non-GAAP measure of earnings per diluted share excluding gains and losses from asset sales,

unrealized gains and losses on basis-only swaps and separations costs. Management believes earnings per diluted share excluding asset sales, unrealized basis-only swaps and separation costs is an important measure of the Company's operational performance relative to other gas and oil producing companies.

The following table calculates earnings per diluted share excluding gains and losses on assets sales, unrealized gains and losses on basis-only swaps and separations costs:

	3 Months Ended June 30,		6 Months Ended June 30,
	2010	2009	2010	2009
	(in millions, except earnings per share)
Net income attributable to QEP Resources	$90.8	$64.7	$190.1	$85.4
Less: Discontinued operations	(22.0)	(19.8)	(43.2)	(38.6)
Net Income from continuing operations attributable to QEP Resources	68.8	44.9	146.9	46.8
Exclusion of net (gain) loss from assets sales, unrealized (gain) loss on basis-only swaps and separation costs from net income
Net (gain) loss from asset sales	(2.4)	0.4	(1.5)	(1.4)
Income taxes on net (gain) loss on asset sales	0.9	(0.2)	0.6	0.5
Unrealized (gain) loss on basis-only swaps	(27.4)	27.8	(62.1)	162.7
Income taxes on unrealized (gain) loss on basis-only swaps	10.2	(10.3)	23.1	(60.5)
Separation costs	14.0		14.0
Income taxes on separation costs	(5.4)		(5.4)
After-tax (gain) loss on mark-to-market, (gain) loss on basis-only swaps and separation costs	(10.1)	17.7	(31.3)	101.3
Net income attributable to QEP Resources excluding (gain) loss from assets sales, unrealized (gain) loss on basis swap and separation costs
	$58.7	$62.6	$115.6	$148.1

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO QEP RESOURCES
Diluted	$0.39	$0.26	$0.83	$0.27
Diluted after-tax (gain) loss from asset sales, unrealized (gain) loss on basis-only swaps and separation costs	(0.06)	0.10	(0.18)	0.58

Earnings per diluted share attributable to QEP Resources excluding asset sales, unrealized (gain) loss on basis only swaps and separation costs	$0.33	$0.36	$0.65	$0.85

Weighted-Average Common Shares Outstanding
Diluted	177.6	176.1	177.4	176.0

    This release also contains reference to a non-GAAP measure of EBITDA. Management defines EBITDA as net income before the following items: discontinued operations, unrealized gains and losses on basis-only swaps, gains and losses from asset sales, interest and other income, income taxes, interest expense, separation costs, depreciation, depletion, and amortization, abandonment and impairment, and exploration expense. Management believes EBITDA is an important measure of the Company's cash flow and liquidity and an important measure for comparing the Company's financial performance to other gas and oil producing companies.

The following table reconciles QEP Resources’ net income to EBITDA:

	3 Months Ended June 30,		6 Months Ended June 30,
	2010	2009	2010	2009
	(in millions)
Net income attributable to QEP Resources	$90.8	$64.7	$190.1	$85.4
Net income attributable to noncontrolling interest	0.7	0.6	1.3	1.1
Net Income	91.5	65.3	191.4	86.5
Discontinued operations, net of tax	(22.0)	(19.8)	(43.2)	(38.6)
Income from continuing operations	69.5	45.5	148.2	47.9

Unrealized (gain) loss on basis-only swaps	(27.4)	27.8	(62.1)	162.7
Net (gain) loss from asset sales	(2.4)	0.4	(1.5)	(1.4)
Interest and other income	(2.0)	(1.0)	(2.8)	(3.1)
Income taxes	40.4	26.4	86.3	27.3
Interest expense	20.3	15.8	40.2	32.0
Separation costs	14.0		14.0
Depreciation, depletion and amortization	151.6	144.6	299.0	269.3
Abandonment and impairment	9.3	3.8	16.9	7.5
Exploration	2.7	8.9	6.3	12.0
EBITDA	$276.0	$272.2	$544.5	$554.2